UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2010

Highbury Financial Inc.
(Exact name of Registrant as Specified in its Charter)

  Commission File Number: 000-51682

Delaware	20-3187008
(State of Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

999 Eighteenth Street, Suite 3000
Denver, CO 80202
(Address of Principal Executive Offices, Including Zip Code)

(303) 357-4802
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 13, 2010, the Board of Directors of Highbury Financial Inc. (“Highbury”) declared a special cash dividend of $0.9977 per share of common stock outstanding (the “Special Dividend”), as permitted by that certain Agreement and Plan of Merger by and among Affiliated Managers Group, Inc., a Delaware corporation publicly traded on the New York Stock Exchange (“AMG”), Manor LLC, a newly formed Delaware limited liability company and a wholly-owned subsidiary of AMG (“Merger Sub”), and Highbury, pursuant to which Highbury will merge with and into the Merger Sub (the “Merger”).  The Special Dividend will be payable immediately prior to the closing of the Merger, currently anticipated to be April 15, 2010, to stockholders of record on April 14, 2010.  The following is a discussion of the tax treatment of the Special Dividend and this discussion is general in nature, is not intended for any particular shareholder and is not intended as tax advice.  While the tax treatment of the Special Dividend is complex and cannot be concluded with certainty at this time, Highbury estimates that it will not have any current or accumulated earnings and profits and that no amount of the Special Dividend should be taxable as a dividend for federal income tax purposes.  The Special Dividend, therefore, should first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of such shareholder’s common stock, and the balance in excess of such shareholder’s adjusted basis should be taxed as a gain from the sale or exchange of property.  Such gain should be capital assuming the Highbury common stock is held as a capital asset.  However, each shareholder is strongly encouraged to consult its financial and tax advisors regarding the appropriate treatment of the Special Dividend and the corresponding tax consequences that may be relevant to such shareholder’s particular circumstances, because the tax treatment is complex and uncertain at this time, and the actual current or accumulated earnings and profits of Highbury could vary from Highbury’s current estimate and such variance could result in significantly different and adverse consequences to a particular shareholder.

A copy of the Press Release issued by Highbury on April 14, 2010 announcing the declaration of the Special Dividend is incorporated by reference herein and attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release issued by Highbury Financial Inc., dated April 14, 2010.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBURY FINANCIAL INC.

By:	/s/ R. Bradley Forth
R. Bradley Forth
Executive Vice President, Chief Financial Officer and Secretary

Date: April 14, 2010

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued by Highbury Financial Inc., dated April 14, 2010.